Registration No. 333-160012

333-160011

333-149088

333-146224

333-136818

333-124707

333-124706

333-124705

333-121928

333-121927

333-115170

333-115169

333-114983

333-105772

333-105771

333-97467

333-97465

333-87476

333-78879

333-78877

333-37640

As filed with the Securities and Exchange Commission on March 14, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 to

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GLEACHER & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-2655804
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

677 Broadway, 2nd Floor Albany, New York	12207
(Address of principal executive offices)	(Zip code)

Broadpoint Gleacher Securities Group, Inc. 2007 Incentive Compensation Plan

Broadpoint Gleacher Securities Group, Inc. 2003 Non-Employee Directors Stock Plan

Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan

First Albany Companies Inc. 2007 Incentive Compensation Plan

First Albany Companies Inc. 1999 Long-Term Incentive Plan

First Albany Companies Inc. 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees

First Albany Companies Inc. 2005 Deferred Compensation Plan for Key Employees

First Albany Companies Inc. Deferred Compensation Plan for Key Employees

First Albany Capital Employees’ Retirement and Savings Plan

First Albany Companies Inc. 2003 Non-Employee Directors Stock Plan

First Albany Companies Inc. 2001 Long-Term Incentive Plan

First Albany Companies Inc. Deferred Compensation Plan (Non-ERISA)

First Albany Companies Inc. 1989 Stock Incentive Plan

(Full title of the plan)

Patricia Arciero-Craig	Donald J. Murray
General Counsel	Covington & Burling LLP
677 Broadway, 2nd Floor	620 Eighth Avenue
Albany, NY 12207	New York, NY 10018
(212)273-7100	(212) 841-1000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

This Post-Effective Amendment No. 2 shall become effective upon filing in accordance with Rule 462 under the Securities Act.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”):

•                  Registration Statement 333-160012 on Form S-8 registering 5,000,000 shares of common stock, par value $0.01 per share  of Broadpoint Gleacher Securities Group, Inc. reserved for issuance under the Broadpoint Gleacher Securities Group, Inc. 2007 Incentive Compensation Plan.  The name of this plan was subsequently changed to the Gleacher & Company, Inc. 2007 Incentive Compensation Plan.

•                  Registration Statement 333-160011 on Form S-8 registering 1,900,000 shares of common Stock, par value $0.01 per share of Broadpoint Gleacher Securities Group, Inc. reserved for issuance under the Broadpoint Gleacher Securities Group, Inc. 2003 Non-Employee Directors Stock Plan.  The name of this plan was subsequently changed to the Gleacher & Company, Inc. 2003 Non-Employee Directors Stock Plan.

•                  Registration Statement 333-149088 on Form S-8 registering 10,675,000 shares of common Stock, par value $0.01 per share of Broadpoint Securities Group, Inc. reserved for issuance under the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan.  The name of this plan was subsequently changed to the Gleacher & Company, Inc. 2007 Incentive Compensation Plan.

•                  Registration Statement 333-146224 on Form S-8 registering 13,500,000 shares of common stock, par value $0.01 per share of First Albany Companies Inc. reserved for issuance under the First Albany Companies Inc. 2007 Incentive Compensation Plan.  The name of this plan was subsequently changed to the Gleacher & Company, Inc. 2007 Incentive Compensation Plan.

•                  Registration Statement 333-136818 on Form S-8 registering 500,000 shares of common stock, par value $.0.01 per share of First Albany Companies Inc. reserved for issuance under the First Albany Companies Inc. 1999 Long-Term Incentive Plan.  The name of this plan was subsequently changed to the Gleacher & Company, Inc. 1999 Long-Term Incentive Plan.

•                  Registration Statement 333-124707 on Form S-8 registering 600,000 shares of common stock, par value $0.01 per share of First Albany Companies Inc. reserved for issuance under the First Albany Companies Inc. 1999 Long-Term Incentive Plan.  The name of this plan was subsequently changed to the Gleacher & Company, Inc. 1999 Long-Term Incentive Plan.

•                  Registration Statement 333-124706 on Form S-8 registering 300,000 shares of common stock, par value $0.01 per share of First Albany Companies Inc.  reserved for issuance under the First Albany Companies Inc. 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees.  The name of this plan was subsequently changed to the Gleacher & Company, Inc. 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees.

•                  Registration Statement 333-124705 on Form S-8 registering 400,000 shares of common stock, par value $0.01 per share of First Albany Companies Inc.  reserved for issuance under the First Albany Companies Inc. 2005 Deferred Compensation Plan for Key Employees.  The name of this plan was subsequently changed to the Gleacher & Company, Inc. 2005 Deferred Compensation Plan for Key Employees.

•                  Registration Statement 333-121928 on Form S-8 registering $9,000,000 of deferred compensation obligations of First Albany Companies Inc. reserved for issuance under the First Albany Companies Inc. 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees.  The name of this plan was subsequently changed to the Gleacher & Company, Inc. 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees.

•                  Registration Statement 333-121927 on Form S-8 registering $15,000,000 of deferred compensation obligations of First Albany Companies Inc. reserved for issuance under the First Albany Companies Inc.

2005 Deferred Compensation Plan for Key Employees.  The name of this plan was subsequently changed to the Gleacher & Company, Inc. 2005 Deferred Compensation Plan for Key Employees.

•                  Registration Statement 333-115170 on Form S-8 registering $10,000,000 of deferred compensation obligations and 750,000 shares of common stock, par value $0.01 per share of First Albany Companies Inc. reserved for issuance under the First Albany Companies Inc. Deferred Compensation Plan for Key Employees.  The name of this plan was subsequently changed to the Gleacher & Company, Inc. Deferred Compensation Plan for Key Employees.

•                  Registration Statement 333-115169 on Form S-8 registering 1,200,000 shares of common stock, par value $0.01 per share of First Albany Companies Inc. reserved for issuance under the First Albany Companies 1999 Long-Term Incentive Plan.  The name of this plan was subsequently changed to the Gleacher & Company, Inc. 1999 Long-Term Incentive Plan.

•                  Registration Statement 333-114983 on Form S-8 registering 1,004,557 shares of common stock, par value $0.01 per share of First Albany Companies Inc. reserved for issuance under the First Albany Capital Employees’ Retirement and Savings Plan.  The name of this plan was subsequently changed to the Gleacher & Company Securities, Inc. Employees’ Retirement and Savings Plan.

•                  Registration Statement 333-105772 on Form S-8 registering 4,000 shares of common stock, par value $0.01 per share   and 96,000 shares of common stock of First Albany Companies Inc. reserved for issuance under the 2003 Non-Employee Directors Stock Plan.  The name of this plan was subsequently changed to the Gleacher & Company, Inc. 2003 Non-Employee Directors Stock Plan.

•                  Registration Statement 333-105771 on Form S-8 registering 800,000 shares of common stock, par value $0.01 per share of First Albany Companies Inc. reserved for issuance under the First Albany Companies 1999 Long-Term Incentive Plan.  The name of this plan was subsequently changed to the Gleacher & Company, Inc. 1999 Long-Term Incentive Plan.

•                  Registration Statement 333-97467 on Form S-8 registering 1,200,000 shares of common stock, par value $0.01 per share of First Albany Companies Inc. reserved for issuance under the First Albany Companies Inc. 2001 Long-Term Incentive Plan.  The name of this plan was subsequently changed to the Gleacher & Company, Inc. 2001 Long-Term Incentive Plan.

•                  Registration Statement 333-97465 on Form S-8 registering 800,000 shares of common stock, par value $0.01 per share of First Albany Companies Inc. reserved for issuance under the First Albany Companies 1999 Long-Term Incentive Plan.  The name of this plan was subsequently changed to the Gleacher & Company, Inc. 1999 Long-Term Incentive Plan.

•                  Registration Statement 333-87476 on Form S-8 registering $6,750,000 of deferred compensation Obligations and 375,000 shares of common stock, par value $0.01 per share of First Albany Companies Inc. reserved for issuance under the First Albany Companies Inc. Deferred Compensation Plan (Non-ERISA).

•                  Registration Statement 333-78879 on Form S-8 registering 800,000 shares of common stock, par value $0.01 per share of First Albany Companies Inc. reserved for issuance under the First Albany Companies 1999 Long-Term Incentive Plan.  The name of this plan was subsequently changed to the Gleacher & Company, Inc. 1999 Long-Term Incentive Plan.

•                  Registration Statement 333-78877 on Form S-8 registering 500,000 share of common stock, par value $0.01 per share of First Albany Companies Inc. reserved for issuance under the First Albany Companies Inc. 1989 Stock Incentive Plan.  The name of this plan was subsequently changed to the Gleacher & Company, Inc. 1989 Stock Incentive Plan.

•                  Registration Statement 333-37640 on Form S-8 registering $9,000,000 of deferred compensation obligations and 250,000 shares of common stock, par value $0.01 per share of First Albany Companies Inc. reserved for issuance under the First Albany Companies Inc. Deferred Compensation Plan for Key Employees.  The name of this plan was subsequently changed to the Gleacher & Company, Inc. Deferred Compensation Plan for Key Employees.

The Company has terminated any offering of the Company’s securities pursuant to its Registration Statements described above. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 14, 2014.

GLEACHER & COMPANY, INC.

Dated: March 14, 2014	By:	/s/ BRYAN J. EDMISTON
		Name:	Bryan J. Edmiston
		Title:	Controller (Principal Accounting Officer)